Exhibit 3.9

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “AMG-HILLSIDE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “AMG-HILLSIDE, LLC”.

2980159 8100H	/s/ Jeffrey W. Bullock

110292084 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8619731 DATE: 03-14-11

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/15/1998 981485757 — 2980159
CERTIFICATE OF FORMATION
OF
AMG — HILLSIDE, LLC
Under Section 18-201 of the
Delaware Limited liability Company Act
          FIRST: The name of the limited liability company is AMG-Hillside, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company. 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 15, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 01/22/2002 020041648 — 2980159
CERTIFICATE OF AMENDMENT
OF
AMG-Hillside, LLC
          1. The name of the limited liability company is AMG-Hillside, LLC
          2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of AMG-Hillside, LLC this 15 day of January, 2002.

AMG-Hillside, LLC

By:	/s/ William F. Carpenter III
William F. Carpenter III
Title Manager